[LOGO] ARTHUR ANDERSEN

                                                    Arthur Andersen LLP
                                                    45 South Seventh Street
                                                    Minneapolis, MN 55402-2800
                                                    Tel 612-332-1111

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

July 24, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 24, 2000 of New Horizon Kids Quest, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP


LLH

Copy to:
Mr. Pat Cruzen, Chief Financial Officer, New Horizon Kids Quest, Inc.